UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	001-35913	20-4929029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
(Zip Code)

(412) 304-0304
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On April 23, 2014, TriState Capital Holdings, Inc. issued a press release which disclosed results of operations for the three months ended March 31, 2014. A copy of the press release is included as Exhibit 99 to this report.

The information in this report, including the exhibit attached hereto, is furnished solely pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On April 23, 2014, the Board of Directors (the “Board”) of TriState Capital Holdings, Inc. (the “Company”) elected Anthony J. Buzzelli, effective immediately, to fill the vacancy in the Board created by the resignation of Michael J. Farrell as a Class IV Director.  His term as a Class IV Director will end in 2016.

Mr. Buzzelli, who is a Certified Public Accountant, was the Vice Chairman, Regional Managing Partner of the Pacific Southwest Region, and Office Managing Partner-Los Angeles, of Deloitte & Touche LLP from 2003 until 2011, having served from 1980 until 2003 in various other capacities as a partner of the firm. A graduate of The Pennsylvania State University, he is a member of the Board of Directors and Chair of the Audit and Compliance Committee and Finance Committee of MedStar Health, Inc., a nonprofit health care company, and a member of the Board of Directors, Audit Committee and Marketing Committee of Automobile Club Enterprises, a 14 million member organization.

Mr. Buzzelli will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders dated April 15, 2014. He has been granted a stock option entitling him to purchase 6,000 shares of Common Stock of the Company for an exercise price equal to the closing sales price per share of Common Stock of the Company on April 23, 2014, as reported on the NASDAQ National Market System. The Company is not aware of any transaction in which Mr. Buzzelli has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Buzzelli has been appointed to serve on the Company’s Audit Committee and been elected its Chairman and will be the “audit committee financial expert” as required under the applicable rules of the SEC and NASDAQ. He also has been appointed to serve as a member on the Company’s Risk Committee.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99	Press release dated April 23, 2014, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: April 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated April 23, 2014, filed herewith.

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